Exhibit 99.1

Talecris Biotherapeutics Announces Premerger HSR Filing

Research Triangle Park, NC (July 14, 2010) – Talecris Biotherapeutics Holdings Corp. (NASDAQ: TLCR) today confirmed that it filed its premerger notification and report form with respect to its proposed merger with Grifols S.A. under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 with the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice on July 6, 2010. Grifols has informed Talecris that their company filed its premerger notification and report form the following day.

About Talecris Biotherapeutics: Inspiration. Dedication. Innovation.

Talecris Biotherapeutics is a global biotherapeutic and biotechnology company that discovers, develops and produces critical care treatments for people with life-threatening disorders in a variety of therapeutic areas including immunology, pulmonology, neurology and hemostasis. For more information, please visit: www.talecris.com

Contact:

Talecris Investor Relations

Drayton Virkler, 919-316-2356

drayton.virkler@talecris.com

Talecris Corporate Communications

Becky Levine, 919-316-6590

becky.levine@talecris.com